UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2013

 Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CDP and IP Licensing Agreement with Micron

Effective as of April 1, 2013, we entered into a collaborative development program (“CDP”) and IP licensing agreement with Micron Technology, Inc. (“Micron”) (the “Micron CDP”) to develop and improve certain advanced memory products.

Under the Micron CDP, we are providing development services to Micron and granted Micron non-exclusive licenses to our proprietary HPC platform for the purpose of developing and improving certain advanced memory products.

We own the rights for certain technology and IP arising out of the Micron CDP (“Micron CDP IP”). Micron owns the rights for certain other technology and IP arising out of the Micron CDP. We also granted Micron exclusive and non-exclusive licenses under our rights in the Micron CDP IP in certain fields.

In the event that Elpida Memory, Inc. (“Elpida”) issues all of its equity to, and becomes a wholly-owned of subsidiary of, Micron, we have agreed to terminate our activities under our CDP agreement with Elpida (the “Elpida CDP”) at Elpida's request, and effectively to transfer to Micron the exclusive licenses that we previously granted to Elpida for certain technology and IP arising out of the Elpida CDP (the “Elpida CDP IP”).

Micron has agreed to pay us annual recurring success fees for a fixed duration (“Success Fees”) in the event that Micron commercially produces wafers, at a certain rate of production, that incorporate certain deliverables we will attempt to provide to Micron. Micron has also agreed to pay us (i) certain fees at a fixed rate for providing development services to Micron and (ii) certain expenses and material costs subject to pre-approval.

Micron may grant sublicenses under the Micron CDP IP to various third parties, but in certain circumstances Micron must share with us the licensing fees it receives from such sublicenses. We may grant sublicenses within certain fields under the Micron CDP IP to third parties, but in certain circumstances we must share with Micron the licensing fees we receive from such sublicenses.

We are required to supply the equivalent of a certain number of full-time employees or contractors dedicated to supporting the development activities under the Micron CDP.

The initial term of the Micron CDP is three (3) years. The development activities will be conducted in at least two (2) separate development programs, one in the field of DRAM and the other in the field of Non Volatile Memory. The period of development activities for each development program is generally at least two (2) years. Any obligation of Micron to pay Success Fees under the Micron CDP may continue after the end of the development programs.

The foregoing description of the Micron CDP does not purport to be complete and is qualified in its entirety by reference to the agreements that will subsequently be filed as an exhibit to a Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

April 17, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer